Exhibit 99.1

General Growth Properties, Inc. Delivers Substantial Quarterly
Increases

    CHICAGO--(BUSINESS WIRE)--April 28, 2004--General Growth Properties, Inc. (NYSE:GGP) today announced a 12.5% increase in Earnings per share - diluted (EPS) for first quarter 2004 and a 22.5% increase in fully-diluted Funds from Operations (FFO) per share as compared to first quarter 2003. The company has delivered compounded annual FF0 per share growth of approximately 16% since going public in 1993.
    "I'm pleased to report another strong quarter for GGP," said John Bucksbaum, chief executive officer, General Growth Properties. "The breadth and diversity of our portfolio positions GGP to continue to deliver excellent performance which continues to validate the viability of the regional mall."

    FINANCIAL AND OPERATIONAL HIGHLIGHTS

    Due to the three-for-one stock split effective December 5, 2003, all share and per share amounts for all periods presented have been reflected on a post-split basis.


    -- EPS increased 12.5% in first quarter 2004 to $.27 versus $.24 for the comparable period in 2003. The effects of SFAS No. 141 and 142 resulted in approximately $5.1 million or $.02 of EPS in first quarter 2004 as compared to $.01 of EPS in the previous first quarter. Straight Line Rent resulted in approximately $3.1 million or $.01 of EPS in first quarter 2004 versus $.02 in the same period last year.

    -- Fully diluted FFO per share increased to $.60 in first quarter of 2004, 22.5% above $.49 reported in first quarter 2003. Total FFO for the quarter increased 28.6% to $163.7 million, from $127.3 million in last year's first quarter. The effects of SFAS No. 141 and 142 resulted in approximately $7.4 million or $.03 of FFO in first quarter 2004 as compared to $.02 of FF0 in first quarter 2003. Straight Line Rent resulted in approximately $3.1 million or $.01 of FFO in first quarter 2004 compared to $.02 of FFO in the previous first quarter.

    --  FFO Guidance

        For fiscal year 2004, the company currently estimates that FFO per fully-diluted share will be in the range of $2.62 to $2.70. The company intends to update this annual estimate in conjunction with its quarterly earnings releases.

    -- Real estate property net operating income (NOI) for first quarter 2004 increased to $299.6 million, 21.5% over $246.5 million reported in first quarter 2003.

    -- Revenues for consolidated centers were $342.5 million for the quarter, an increase of 34.9%, compared to $253.9 million for the same period in 2003. Revenues for unconsolidated centers at share decreased 13.4% to $98.9 million, compared to $114.1 million in first quarter 2003. Included in the 2003 unconsolidated center revenues of $114.1 million is $16.9 million of revenues of the seven GGP Ivanhoe III properties. In July 2003, the company purchased its joint venture partner's interest in these properties and revenues are reflected in 2004 at 100% in consolidated center revenues.

    -- Total tenant sales increased 9.3% for the quarter and comparable tenant sales increased 6.9%.

    -- Comparable center NOI for consolidated centers in first quarter 2004 increased by approximately 4.1% compared to the first quarter 2003. Comparable center NOI for unconsolidated centers at share in the same period increased by approximately 3.0% compared to first quarter 2003.

    -- Mall shop occupancy remained constant at 90.4% as of March 31, 2004, compared to March 31, 2003.

    -- Sales per square foot for first quarter 2004 were $359 versus $345 per square foot in first quarter 2003.

    --  Average rent

        For consolidated centers, average rent per square foot for new/renewal leases signed for the quarter was $30.75 versus $31.06 for the same period in 2003. For unconsolidated centers, average rent per square foot for new/renewal leases signed for first quarter 2004 was $35.18 versus $36.00 for first quarter 2003. Average rent for consolidated center leases expiring in 2004 is $25.69 versus $22.16 in 2003. For unconsolidated centers, average rent for leases expiring in 2004 is $32.35 compared to $31.29 in 2003.

    --  Acquisitions

        In first quarter 2004, General Growth acquired a 50% interest in Burlington Town Center in Burlington, Vermont; a 100% interest in Redlands Mall in Redlands, California; a 100% interest in Four Seasons Town Centre in Greensboro, NC; and also increased its ownership interest of Town East Mall in Mesquite (Dallas), Texas from 50% to 100%. After quarter end, the company announced an agreement to acquire a 100% interest in The Grand Canal Shoppes at The Venetian Casino Resort and an additional agreement to acquire the adjacent multi-level retail space under development at The Palazzo in Las Vegas, Nevada. The company also announced, on April 20, 2004, the agreement to acquire a 100% interest in the Mall of Louisiana in Baton Rouge, Louisiana, and a 50% interest in Riverchase Galleria in Birmingham, Alabama.


    CONFERENCE CALL/WEBCAST

    General Growth will host a live webcast of its conference call regarding this announcement on the company's web site, www.generalgrowth.com. This webcast will take place on Thursday, April 29, at 10:00 a.m., Eastern Time (9:00 a.m. CT, 7:00 a.m. PT). The
webcast can be accessed by selecting the conference call icon on the GGP home page.
    General Growth Properties is the country's second largest shopping center owner, developer and manager of regional shopping malls. General Growth currently has ownership interest in, or management responsibility for, a portfolio of 172 regional shopping malls in 41 states. The company portfolio totals approximately 150 million square feet of retail space and includes over 16,000 retailers nationwide. A publicly traded Real Estate Investment Trust (REIT), General Growth Properties is listed on the New York Stock Exchange under the symbol GGP. For more information on General Growth Properties and its portfolio of malls, please visit the company web site at http://www.generalgrowth.com.

    NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS

    FUNDS FROM OPERATIONS (FFO)

    General Growth, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a real estate investment trust (REIT). The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
    The company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the company's properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the company believes that FFO provides investors with a clearer view of the company's operating performance.
    In order to provide a better understanding of the relationship between FFO and GAAP net income, a reconciliation of GAAP net income to FFO has been provided. FFO does not represent cash flow from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income and is not necessarily indicative of cash available to fund cash needs. In addition, the company has presented FFO on a consolidated and unconsolidated basis (at the company's ownership share) as we believe that given the significance of the company's operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of our unconsolidated centers provides important insights into the income and FFO produced by such investments for the company as a whole.

    REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE
CENTER NOI

    General Growth believes that Real Estate Property Net Operating Income (NOI) is a useful supplemental measure of the company's operating performance. The company defines NOI as operating revenues from continuing operations (rental income, tenant recoveries and other income) less property and related expenses from continuing operations (real estate taxes, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the company's ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the company's NOI may not be comparable to other REITs.
    Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the company's operating results, gross margins and investment returns.
    In addition, management believes that NOI provides useful information to the investment community about the company's operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the company's financial performance. For reference and as an aid in understanding of management's computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.
    Comparable Center NOI reflects NOI of properties owned for the entire time of the relevant comparative accounting periods.

    PROPERTY INFORMATION

    The company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the company's total operations are structured as joint venture arrangements which are unconsolidated, management of the company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the company as a whole. In addition, the individual items of revenue and expense for the unconsolidated centers have been presented at the company's ownership share (generally 50%) of such unconsolidated ventures. As the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of revenues and expenses and other operating statistics yields a more accurate representation of the relative size and significance of the elements of the company's overall operations.

    RISKS AND UNCERTAINTIES

    This release may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact are statements that may be deemed forward-looking statements, which are subject to a number of risks, uncertainties and assumptions. Representative examples of these risks, uncertainties and critical accounting or other assumptions include (without limitation) general industry and economic conditions, acts of terrorism, interest rate trends, cost of capital and capital requirements, availability of real estate properties, competition from other companies and venues for the sale/distribution of goods and services, changes in retail rental rates in the company's markets, shifts in customer demands, tenant bankruptcies or store closures, changes in vacancy rates at the company's properties, changes in operating expenses, including employee wages, benefits and training, governmental and public policy changes, changes in applicable laws, rules and regulations (including changes in tax laws), the ability to obtain suitable equity and/or debt financing, and the continued availability of financing in the amounts and on the terms necessary to support the company's future business. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent report on Forms 10-K, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.


FUNDS FROM OPERATIONS and                        Three Months Ended
PORTFOLIO RESULTS (unaudited)                         March 31,
(in thousands, except share and per share data)   2004        2003

FUNDS FROM OPERATIONS (FFO) (a)
Funds From Operations - Operating Partnership    $163,701    $127,313
Less:  Allocations to Operating Partnership
 unitholders                                       33,367      30,238
                                               ----------- -----------
Funds From Operations - Company stockholders     $130,334     $97,075

Funds From Operations per share - Company
 stockholders - basic                               $0.60       $0.52
Funds From Operations per share - Operating
 Partnership - basic                                $0.60       $0.52
Funds From Operations per share - Operating
 Partnership - diluted                              $0.60       $0.49

Weighted average number of Company shares
 outstanding - basic                              217,553     187,785
Weighted average number of Company shares
 outstanding - basic
  (assuming full conversion of Operating
  Partnership units)                              273,249     246,282
Weighted average number of Company shares
 outstanding - diluted
  (assuming full conversion of Operating
  Partnership units and, in 2003,
  convertible preferred stock)                    274,175     272,193

PORTFOLIO RESULTS
Consolidated Centers revenues (b), (c)           $342,464    $253,856
Consolidated Centers operating expenses          (107,713)    (82,659)
Equity in real estate property net operating
 income of Unconsolidated Centers (d), (e)         64,810      75,300
                                               ----------- -----------
Real estate property net operating income         299,561     246,497
Net General Growth Management, Inc. (GGMI)
 operations                                          (148)      2,858
Headquarters, regional, general and
 administrative costs including depreciation
 that reduces FFO                                 (11,198)    (14,594)
Net interest expense                              (86,667)    (60,148)
Equity in other FFO of Unconsolidated
 Centers (f)                                      (27,130)    (31,046)
Preferred stock dividends and preferred unit
 distributions                                    (10,717)    (16,254)
                                               ----------- -----------
Funds From Operations - Operating Partnership    $163,701    $127,313
                                               =========== ===========

SUMMARIZED BALANCE SHEET INFORMATION            March 31, December 31,
(unaudited)                                        2004       2003

Cash and marketable securities                     $8,938     $10,677
Investment in real estate
   Net land, building and equipment            $8,725,022  $8,405,092
   Developments in progress                       192,814     168,521
   Investment in and loans from
    Unconsolidated Real Estate Affiliates         606,098     630,613
                                               ----------- -----------
Investment in real estate, net                 $9,523,934  $9,204,226
Total assets                                   $9,911,465  $9,582,897

Mortgage and other notes payable               $6,968,322  $6,649,490
Minority interest - Preferred                     520,343     495,211
Minority interest - Common                        410,459     408,613
Stockholders' equity                            1,666,185   1,670,409
                                               ----------- -----------
Total capitalization (at cost)                 $9,565,309  $9,223,723
                                               =========== ===========

(a) Due to the three-for-one stock split effective December 5, 2003, all share and per share amounts have been reflected on a post-split basis.
(b) Consolidated Centers revenues include straight-line rent of $2,249 and $3,527 for the three months ended March 31, 2004 and 2003, respectively.
(c) Consolidated Centers revenues include non-cash rental revenue recognized pursuant to SFAS #141 and #142 of $5,557 and $2,539 for the three months ended March 31, 2004 and 2003, respectively.
(d) Unconsolidated Centers real estate property net operating income includes (at the applicable Company ownership percentage) straight-line rent of $823 and $1,129 for the three months ended March 31, 2004 and 2003, respectively.
(e) Unconsolidated Centers real estate property net operating income includes (at the applicable Company ownership percentage) non-cash rental revenue recognized pursuant to SFAS #141 and #142 of $1,842 and $2,019 for the three months ended March 31, 2004 and 2003, respectively.
(f) Other FFO for the Unconsolidated Centers consists primarily of headquarters, general and administrative and net interest costs.


                    GENERAL GROWTH PROPERTIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                              (UNAUDITED)
           (Dollars in thousands, except per share amounts)

                                                 Three Months Ended
                                                      March 31,
                                                  2004        2003
                                               ----------- -----------
Revenues:
  Minimum rents                                  $222,656    $169,721
  Tenant recoveries                               102,604      71,078
  Overage rents                                     8,768       6,502
  Management and other fees                        18,701      20,323
  Other                                             8,856       6,263
                                               ----------- -----------
    Total revenues                                361,585     273,887
Expenses:
  Real estate taxes                                28,313      20,120
  Repairs and maintenance                          24,857      17,709
  Marketing                                        10,440       8,176
  Other property operating costs                   41,306      34,841
  Provision for doubtful accounts                   2,797       1,813
  Property management and other costs              25,019      26,624
  General and administrative                        2,190       2,811
  Depreciation and amortization                    73,167      51,979
                                               ----------- -----------
    Total expenses                                208,089     164,073
                                               ----------- -----------
Operating income                                  153,496     109,814

Interest income                                       420         595
Interest expense                                  (87,087)    (60,743)
Income allocated to minority interests            (25,636)    (23,654)
Equity in income of unconsolidated affiliates      17,930      22,285
                                               ----------- -----------
Income from continuing operations                  59,123      48,297
Discontinued operations, net of minority
 interest:
  Income from operations                                -         222
  Gain on disposition                                   -       3,069
                                               ----------- -----------
Income from discontinued operations, net                -       3,291
                                               ----------- -----------
Net income                                        $59,123     $51,588
                                               ----------- -----------

Preferred stock dividends                               -      (6,077)
                                               ----------- -----------
Net income available to common stockholders       $59,123     $45,511
                                               =========== ===========


Earnings from continuing operations per share-
 basic                                              $0.27       $0.22
                                               =========== ===========
Earnings from continuing operations per share-
 diluted                                            $0.27       $0.22
                                               =========== ===========

Earnings from discontinued operations, net per
 share-basic                                           $-       $0.02
                                               =========== ===========
Earnings from discontinued operations, net per
 share-diluted                                         $-       $0.02
                                               =========== ===========

Earnings per share-basic                            $0.27       $0.24
                                               =========== ===========
Earnings per share-diluted                          $0.27       $0.24
                                               =========== ===========


                    GENERAL GROWTH PROPERTIES, INC
   BREAKDOWN OF COMPANY PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004
                       (In thousands, unaudited)

                                 Consolidated Unconsolidated
                                   Centers      Centers (a)
                                 ------------ --------------
Property revenues
   Minimum rents (b),(c)            $222,656      $64,344
   Tenant recoveries                 102,604       31,730
   Overage rents                       8,768        1,294
   Other                               8,436        1,514
                                 ------------ ------------
     Total property revenues         342,464       98,882

Property operating expenses
  Real estate taxes                   28,313        9,176
  Repairs and maintenance             24,857        7,475
  Marketing                           10,440        3,292
  Other property operating costs      41,306       13,424
  Provision for doubtful accounts      2,797          705
                                 ------------ ------------
Total property operating expenses    107,713       34,072
                                 ------------ ------------
   Real estate property net
    operating income                 234,751       64,810

GGMI fees (d)                         18,701            -
GGMI expenses (d)                    (18,849)           -
Headquarters/regional costs           (6,170)      (5,592)(e)
General and administrative            (2,190)        (143)
Depreciation that reduces FFO (f)     (2,838)           -
Interest income                          420          409
Interest expense                     (78,934)     (20,645)
Amortization of deferred finance
 costs                                (3,074)        (728)
Debt extinguishment costs             (5,079)        (431)
Preferred unit distributions         (10,717)           -
                                 ------------ ------------
Uncombined Funds From Operations     126,021       37,680    $163,701
Equity in Funds from Operations
 of Unconsolidated Centers            37,680      (37,680)          -
                                 ------------ ------------ -----------
Operating Partnership Funds From
 Operations                         $163,701           $-    $163,701
                                 ============ ============ ===========


                    GENERAL GROWTH PROPERTIES, INC
   BREAKDOWN OF COMPANY PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2003
                       (In thousands, unaudited)

                                 Consolidated Unconsolidated
                                   Centers      Centers (a)
                                 ------------ --------------
Property revenues
   Minimum rents (b)                $169,721      $74,470
   Tenant recoveries                  71,078       37,278
   Overage rents                       6,502        1,091
   Other (h)                           6,555        1,285
                                 ------------ ------------
     Total property revenues         253,856      114,124

Property Operating expenses
  Real estate taxes                   20,120       10,824
  Repairs and maintenance             17,709        8,899
  Marketing                            8,176        3,758
  Other property operating costs      34,841       15,148
  Provision for doubtful accounts      1,813          195
                                 ------------ ------------
Total property operating expenses     82,659       38,824
                                 ------------ ------------
   Real estate property net
    operating income                 171,197       75,300

GGMI fees (d)                         20,323            -
GGMI expenses (d)                    (17,465)           -
Headquarters/regional costs           (9,159)      (6,394)(e)
General and administrative            (2,811)        (122)
Depreciation that reduces FFO (f)     (2,624)           -
Interest income                          595          486
Interest expense                     (58,957)     (23,330)
Amortization of deferred finance
 costs                                (1,786)      (1,686)
Debt extinguishment costs                  -            -
Preferred stock dividends             (6,077)           -
Preferred unit distributions         (10,177)           -
                                 ------------ ------------
Uncombined Funds From Operations      83,059       44,254    $127,313
Equity in Funds from Operations
 of Unconsolidated Centers            44,254      (44,254)          -
                                 ------------ ------------ -----------
Operating Partnership Funds From
 Operations                         $127,313           $-    $127,313
                                 ============ ============ ===========

(a) The Unconsolidated Centers include Quail Springs, Town East (to March 1, 2004), the GGP/Ivanhoe entities (GGP/Ivanhoe III only in 2003 and GGP/Ivanhoe IV only in 2004), the GGP/Teachers entities and the GGP/Homart entities and are reflected at the Operating Partnership's share of such items of revenue and expense.
(b) Includes straight-line rent of $2,249 and $3,527 for the three months ended March 31, 2004 and 2003, respectively, for the Consolidated Centers and (at the Company's applicable ownership percentage) $823 and $1,129, respectively, of straight line rent for the Unconsolidated Centers.
(c) Includes SFAS #141 and #142 minimum rent accretion of $5,557 and $2,539 for the three months ended March 31, 2004 and 2003, respectively, for the Consolidated Centers and (at the Company's applicable ownership percentage) $1,842 and $2,019, respectively, of SFAS #141 and #142 minimum rent accretion for the Unconsolidated Centers.
(d) Represents the revenues (primarily management fees) and operating expenses of GGMI, one of the Company's consolidated taxable REIT subsidiaries.
(e) Headquarters/regional costs for the unconsolidated centers include property management and other fees to GGMI.
(f) Represents depreciation on non-income producing assets including the Company's headquarters building.
(h) Includes $292 for the three months ended March 31, 2003 of net FFO of investment property sold in 2003.


RECONCILIATION OF REAL ESTATE PROPERTY NET       Three Months Ended
 OPERATING INCOME TO GAAP OPERATING INCOME            March 31,
 (unaudited)                                      2004        2003

Real estate property net operating income,
 including Unconsolidated Centers                $299,561    $246,497
    Real estate property net operating
     income - Unconsolidated Centers              (64,810)    (75,300)
                                               ----------- -----------
Real estate property net operating income -
 Consolidated Centers                             234,751     171,197
    GGMI fees                                      18,701      20,323
    GGMI expenses                                 (18,849)    (17,465)
    Headquarters/regional costs                    (6,170)     (9,159)
    General and administrative                     (2,190)     (2,811)
    Depreciation and amortization                 (73,167)    (51,979)
    Other (x)                                         420        (292)
                                               ----------- -----------
GAAP Operating income - Consolidated General
 Growth Properties, Inc.                         $153,496    $109,814
                                               =========== ===========

(x) Reflects discontinued operations and minority interest in Consolidated Centers real estate property net operating income

RECONCILIATION OF GAAP NET INCOME TO             Three Months Ended
 FUNDS FROM OPERATIONS - (unaudited) (x)              March 31,

Net income (loss) available to common
 stockholders                                     $59,123     $45,511
Income from discontinued operations, net of
 minority interest                                      -      (3,291)
                                               ----------- -----------
Income from continuing operations                  59,123      42,220
Allocations to Operating Partnership
 unitholders                                       14,786      13,362
FFO of property sold in 2003                            -         292
Depreciation and amortization of capitalized
 real estate costs
  (including SFAS #141 and #142 in-place
  lease costs) other than amortization of
  financing costs                                  89,792      71,439
                                               ----------- -----------
Funds From Operations - Operating Partnership     163,701     127,313
Funds From Operations - Operating Partnership
 unitholders                                      (33,367)    (30,238)
                                               ----------- -----------
Funds From Operations - Company stockholders     $130,334     $97,075
                                               =========== ===========

(x) Reconciliation of net income determined in accordance with generally accepted accounting principles to FFO (Company non-GAAP supplemental measure of operating performance) as defined by NAREIT and as required by SEC Regulation G.


RECONCILIATION OF EQUITY IN GAAP EARNINGS FROM   Three Months Ended
 UNCONSOLIDATED AFFILIATES TO FUNDS FROM              March 31,
 OPERATIONS FROM UNCONSOLIDATED CENTERS
 - (unaudited) (x)

Equity in earnings from Unconsolidated
 Affiliates                                       $17,930     $22,285
Depreciation and amortization of capitalized
 real estate costs
  (including SFAS #141 and #142 in-place
  lease costs) other than amortization of
  financing costs                                  19,750      21,969
                                               ----------- -----------
Operating Partnership Equity in Funds From
 Operations from Unconsolidated Affiliates         37,680      44,254
Plus:
Equity in headquarters and general and
 administrative expenses of Unconsolidated
 Affiliates                                         5,735       6,516
Equity in interest expense of Unconsolidated
 Affiliates                                        21,395      24,530
                                               ----------- -----------
Equity in Real Estate Property Net Operating
 Income of Unconsolidated Affiliates              $64,810     $75,300
                                               =========== ===========

(x) Reconciliation of net income determined in accordance with generally accepted accounting principles to FFO (Company non-GAAP supplemental measure of operating performance) as defined by NAREIT and as required by SEC Regulation G.

RECONCILIATION OF WEIGHTED AVERAGE SHARES
 OUTSTANDING FOR GAAP AND FFO PER SHARE
 COMPUTATIONS - (unaudited)

Weighted average number of Company shares
 outstanding - for GAAP basic EPS (i)             217,553     187,785
Full conversion of Operating Partnership units     55,696      58,497
                                               ----------- -----------
Weighted average number of Company shares
 outstanding - for basic FFO per share            273,249     246,282
                                               =========== ===========

Weighted average number of Company shares
 outstanding - for GAAP diluted EPS (ii)          218,479     213,696
Full conversion of Operating Partnership units     55,696      58,497
                                               ----------- -----------
Weighted average number of Company shares
 outstanding - for diluted FFO per share          274,175     272,193
                                               =========== ===========

(i) Due to the three-for-one stock split effective December 5, 2003, all share and per share amounts have been reflected on a post-split basis.

(ii) In 2003, the PIERS were dilutive for the computation of EPS and are included in the total weighted average outstanding shares for diluted EPS purposes.

    CONTACT: General Growth Properties, Inc.
             John Bucksbaum, 312-960-5005
             Bernard Freibaum, 312-960-5252